Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-42860) of U.S. Concrete, Inc. of our report dated March 12, 2004, except for Note 18, as to which the date is March 31, 2004 relating to the consolidated financial statements, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Houston, Texas

June 14, 2004